                                 AMENDMENT NO. 1

                                     TO THE

                             PARTICIPATION AGREEMENT

                                      AMONG

                     MORGAN STANLEY DEAN WITTER SELECT DIMENSIONS
                                   INVESTMENT SERIES,

                         HARTFORD LIFE INSURANCE COMPANY

                                       AND

                      HARTFORD LIFE AND ANNUITY INSURANCE COMPANY


         WHEREAS, Hartford Life Insurance Company and its affiliate Hartford Life and Annuity Insurance Company (f/k/a ITT Hartford Life and Annuity Insurance Company) (singly "Company" and together the "Companies"), and Morgan Stanley Dean Witter Select Dimensions Investment Series (f/k/a Dean Witter Select Dimensions Investment Series) (the "Fund") have previously entered into a Participation Agreement dated May 31, 1997 (the "Agreement"); and

         WHEREAS, each of the parties hereto desires to amend the Agreement in order to expand the number of separate accounts of each Company which invest in shares of the Fund ("Separate Accounts"), and to clarify the Separate Accounts and variable contracts funded by the Separate Accounts that are and have been covered by the Agreement; and

         WHEREAS, each of the parties hereto desires to further amend the Agreement to provide for a distribution and administrative service fee payable to the Companies in consideration of the services provided by the Companies in connection with the certain of the variable contracts of the Companies as described herein.

         NOW, THEREFORE, each Company and the Fund hereby amend the Agreement as follows:

1. SCHEDULE A; THE SEPARATE ACCOUNTS AND THE CONTRACTS. The terms "Separate Accounts", "VA Accounts" and "VL Accounts" as used in the Agreement shall mean the variable annuity and variable life insurance separate accounts, as applicable, of each Company as set forth on SCHEDULE A attached hereto and made a part of the Agreement. The Separate Accounts listed on Schedule A, as it may be amended from time to time, shall be permitted to purchase shares of any of the portfolios of the Fund (each a "Portfolio") for the purpose of funding variable annuity and variable life insurance contracts issued by the Companies. Furthermore, the terms "Contracts", "VA Contracts" and "VL Contracts" as used in the Agreement shall mean the variable annuity and variable life insurance contracts, as applicable, as set forth on said Schedule A, as it may be amended from time to time.

2. ADMINISTRATIVE AND DISTRIBUTION SERVICES. The following is added to the Agreement as new Section 9.A. ADMINISTRATIVE AND DISTRIBUTION SERVICES:

         "9.A. The Fund, on behalf of each Portfolio that has approved a distribution plan and a service plan in accordance with Section 12(b) of the 1940 Act, Rule 12b-1 and the other rules and regulations thereunder, is authorized to pay a fee to life insurance companies that purchase Class Y Shares of a Portfolio to fund their variable contracts (or their affiliates) for costs incurred or paid in connection with the indirect distribution of such Portfolio shares ("Fund Servicing Fee"). The Companies or their designee have agreed to provide distribution and administrative services to the Fund, as they may relate to the investment in Class Y Shares of the Fund by the Separate Accounts through certain Contracts (the "Eligible Contracts") set forth on
         SCHEDULE 9.A attached hereto and made a part of the Agreement. In consideration of the services to be provided by the Companies or their designee in connection with the Eligible Contracts, the Fund shall remit the Fund Servicing Fee to the Companies or their designee on a quarterly basis in an amount equal to an annual rate of twenty-five basis points (0.25%) of the average daily net assets of the Class Y Shares of each Portfolio attributable to the Eligible Contracts. From time to time, the parties hereto shall review the Fund Servicing Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time of the Companies or their designee in connection with its duties under this Agreement. The parties agree to negotiate in good faith any change to the Fund Servicing Fee proposed by a party in good faith."

3. DURATION OF THE AGREEMENT. Section 19 of the Agreement is deleted in its entirety and replaced with the following:

         "19. Duration of This Agreement. This Agreement shall remain effective until terminated in accordance with Section 15 hereof."

4. UNMODIFIED TERMS. Except as modified hereby, all of the terms of the Agreement remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative on this _____ day of ___________, 2001, to be effective as of July 18, 2000.



HARTFORD LIFE INSURANCE COMPANY



By:  __________________________________
Name:
Duly Authorized



HARTFORD LIFE AND ANNUITY INSURANCE COMPANY



By:  __________________________________
Name:
Duly Authorized



MORGAN STANLEY DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES



By:  __________________________________
Name:
Duly Authorized

                                   SCHEDULE A

                         SEPARATE ACCOUNTS AND CONTRACTS


------------------------------------------------------------------------- -------- --------------------------
SEPARATE ACCOUNT                                                          TYPE     CONTRACT FORM NO.
------------------------------------------------------------------------- -------- --------------------------
Hartford Life Insurance Company Separate Account Three                    VA       HL-VA94
                                                                                   HLVA99
------------------------------------------------------------------------- -------- --------------------------
Hartford Life Insurance Company Separate Account Five                     VL       HL-SPVL94
                                                                                   HL-SPVL97
------------------------------------------------------------------------- -------- --------------------------
Hartford Life Insurance Company Separate Account VL II                    VL       HL-15441(98)(NY)
------------------------------------------------------------------------- -------- --------------------------
Hartford Life and Annuity Insurance Company Separate Account Three        VA       ILA-VA94
                                                                                   LAVA99
------------------------------------------------------------------------- -------- --------------------------
Hartford Life and Annuity Insurance Company Separate Account Five         VL       ILA-SPVL94
                                                                                   ILA-SPVL97
------------------------------------------------------------------------- -------- --------------------------
Hartford Life and Annuity Insurance Company Separate Account VL II        VL       LA-1151(98)
------------------------------------------------------------------------- -------- --------------------------

                                  SCHEDULE 9.A

                               ELIGIBLE CONTRACTS
                                (Class Y Shares)

------------------------------------------------------------------------- -------- --------------------------
SEPARATE ACCOUNT                                                          TYPE     CONTRACT FORM NO.
------------------------------------------------------------------------- -------- --------------------------
Hartford Life Insurance Company Separate Account Three                    VA       HLVA99
------------------------------------------------------------------------- -------- --------------------------
Hartford Life Insurance Company Separate Account VL II                    VL       HL-15441(98)(NY)
------------------------------------------------------------------------- -------- --------------------------
Hartford Life and Annuity Insurance Company Separate Account Three        VA       LAVA99
------------------------------------------------------------------------- -------- --------------------------
Hartford Life and Annuity Insurance Company Separate Account VL II        VL       LA-1151(98)
------------------------------------------------------------------------- -------- --------------------------







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